Exhibit 99.1
F.N.B. CORPORATION ANNOUNCES PRELIMINARY FOURTH QUARTER 2008 RESULTS
Completes $100 million Capital Purchase Program Transaction with U.S. Treasury
Hermitage, PA – January 13, 2009 – F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today announced that it expects to report a net loss of between $17 million and $21 million, or $0.19 to $0.23 per diluted share, for the fourth quarter of 2008, reflecting additional provisions for loan losses primarily related to its Florida loan portfolio and non-cash impairment charges related to certain investments. For the full year, F.N.B. Corporation expects net income to be in the range of $33 million to $37 million, or $0.41 to $0.46 per diluted share.
F.N.B. Corporation also announced that, like a number of the country’s largest and well-capitalized banks, it is participating in the U.S. Treasury Department’s Capital Purchase Program (“CPP”). On January 9, 2009, F.N.B. Corporation completed the sale of 100,000 shares of newly issued preferred stock valued at $100 million, subject to the uniform terms and conditions for all participants in the CPP. The purpose of the CPP is to make equity investments in healthy banks in order to increase the financing available for U.S. businesses and consumers. F.N.B. will use the additional capital to support F.N.B.’s regular operations, including making loans to qualified borrowers.
“We continue to aggressively address our Florida exposure to recognize the weakness in the Florida economy,” said Bob New, President and Chief Executive Officer of F.N.B. Corporation. “With these actions we have charged off $15 million of the Florida portfolio in 2008, which now totals $294 million or less than 5% of our total loan portfolio. We also increased our year-end allowance for loan losses for Florida to $29 million, which covers 10% of that loan portfolio.”
Mr. New continued, “F.N.B. Corporation has chosen to participate in the government’s CPP, which is aimed at strong and sound financial institutions across the United States. Although we were approved for over $180 million, the Board of Directors determined that $100 million was the right complement to our already well-capitalized position. These funds will further strengthen our ability to support the local economy and serve the needs of our customers.”

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Provision for Loan Losses
F.N.B. Corporation expects to report a provision for loan losses for the fourth quarter of 2008 totaling between $49 million and $54 million. As a result, the allowance for loan losses is expected to total between $102 million and $107 million, increasing the ratio of the allowance for loan losses to total loans to between 1.75% and 1.84% as of December 31, 2008. Results for the quarter are also expected to include net charge-offs totaling between $20 million and $22 million, bringing full year net charge-offs to between $32 and $34 million, or between 0.59% and 0.63% of average total loans. The higher provision for loan losses and net charge-offs are primarily related to further deterioration in the Corporation’s Florida loan portfolio.
Impairment Charges
F.N.B. Corporation expects to report non-cash impairment charges totaling $19 million, representing a $16 million other-than-temporary impairment charge related to investments in pooled trust preferred securities and a $3 million impairment charge related to investments made by its subsidiary, F.N.B. Capital Corporation.
The Corporation’s investments in pooled trust preferred securities had a cost basis of $41 million and a fair value of $18 million as of December 31, 2008. This portfolio consists of 13 securities representing interests in various trusts collateralized by debt issued by over 500 financial institutions. F.N.B. Corporation has concluded that eight of the 13 securities with a cost basis of $26 million and a fair value of $10 million are other-than-temporarily impaired in accordance with generally accepted accounting principles. This conclusion was based on cash flow analysis given a variety of factors, including higher deferrals and defaults by the issuers of the underlying securities, recent downgrades of credit ratings by the rating agencies and expected continued weakness in the U.S. economy.
The impairment charge for F.N.B. Capital Corporation relates to two investments, with $2 million related to a Florida company and $1 million related to a company with substantial exposure to the automobile industry.
Preferred Stock Issuance
In addition to the $100 million in preferred stock, the Corporation issued 1.3 million warrants at an exercise price of $11.42. The CPP program details are publicly available via the Treasury Department Web site: http://www.treas.gov.
The $100 million in proceeds will be treated as Tier 1 capital. On a pro forma basis as of December 31, 2008, F.N.B. Corporation’s total risk-based capital ratio improved to 12.7% compared to 11.6% at September 30, 2008.

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“Although we are disappointed with the continuing challenges in the Florida real estate market, we have a long history of successfully creating value for our shareholders and enter 2009 with a strong capital position and a healthy franchise in our core Pennsylvania markets. We will use the additional capital to further strengthen our ability to support growth strategies that are centered on our commitment to the communities we serve, specifically on efforts that support the local economy and needs of our customers,” Mr. New added.
Earnings Release and Conference Call
Lastly, F.N.B. Corporation announced that it will release results for the fourth quarter and the full year ended December 31, 2008, after the market close on Monday, January 26, 2009. Management will host its regularly scheduled quarterly conference call to discuss the Company’s performance on Tuesday, January 27, 2009, at 8:00 A.M. Eastern. Hosting the call will be Bob New, President and Chief Executive Officer, and Brian Lilly, Chief Financial Officer. The call can be accessed by dialing (888) 239-5247 or (913) 981-5589 for international callers; the confirmation number is 7951124.
A replay of the call will be available from 11:00 A.M. Eastern on the day of the call until midnight on Tuesday, February 3, 2009. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the confirmation number is 7951124. A transcript of the call will be posted to the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.4 billion as of December 31, 2008. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and Bank Capital Services. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania, Ohio, Tennessee and Florida. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

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Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
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Analyst/Institutional Investor Contact:
Frank Milano 203-682-8343
frank.milano@icrinc.com
Media Contact:
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724-699-6389 (cell)